Exhibit 10.3
AMENDMENT NO. 1 TO
REALPAGE, INC.
2010 EQUITY INCENTIVE PLAN
(Effective February 18, 2011)
     REALPAGE, INC., having adopted the RealPage, Inc. 2010 Equity Incentive Plan (the “Plan”) as of August 11, 2010, hereby amends the Plan, effective as of February 18, 2011, as follows:
1.	Section 2(x) of the Plan is hereby amended and restated in its entirety to be and read as follows:

“(x) “Outside Director” means a Director who is an “Independent Director” as defined in the Company’s Amended and Restated Independent Director Compensation Plan, as amended from time to time.”

2.	Section 11(c) of the Plan is hereby amended and restated in its entirety to be and read as follows:

“(c) Annual Award. Each Outside Director will be automatically granted (an “Annual Award”) on April 1 of each year, beginning in 2011, a number of Shares of Restricted Stock determined by dividing (A) $100,000 by (B) the Fair Market Value of a share on the grant date, with the number of Shares rounded up to the nearest whole Share.”

3.	Section 11(d) of the Plan is hereby amended and restated in its entirety to be and read as follows:

“(d) Terms. The terms of each Award granted pursuant to this Section will be as follows: The Restricted Stock awarded under each Annual Award will be issued for no cash consideration and will be forfeited and automatically transferred to and reacquired by the Company at no cost upon the date the Director ceases to provide services as a member of the Board (the “Forfeiture Provision). The Forfeiture Provision will lapse as to six and one-quarter percent (6.25%) of the Restricted Stock awarded in such Annual Award on the first day of each calendar quarter for sixteen (16) calendar quarters beginning on the first day of the calendar quarter immediately following the date of grant, provided that the Participant continues to serve as a Director through such dates.”
     IN WITNESS WHEREOF, RealPage, Inc., by its duly authorized officer, has executed this Amendment No. 1 to the Plan on the date indicated below.

REALPAGE, INC.
By:	/s/ Margot Lebenberg
Margot Lebenberg
Executive Vice President, Chief Legal Officer and Secretary

Date: February 18, 2011